Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

C-COR Incorporated:

We consent to the use of our report dated August 13, 2004, except as to Note 24, which is as of September 3, 2004, with respect to the consolidated balance sheets of C-COR Incorporated and subsidiaries as of June 25, 2004 and June 27, 2003, and the related consolidated statements of operations, cash flows, and shareholders’ equity for each of the three fiscal years in the period ended June 25, 2004, incorporated herein by reference. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” effective June 29, 2002.

We also consent to the use of our report dated September 3, 2004, with respect to the financial statement schedule as of June 25, 2004 and for each of the fiscal years in the three-year period ended June 25, 2004, incorporated herein by reference.

We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the registration statement.

/s/ KPMG LLP

Harrisburg, Pennsylvania

April 19, 2005